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
Pricing Supplement No. 1  Dated February 12, 2001   Filed Pursuant to: Rule 424(b)(3)
(To Prospectus dated June 28, 2000 and              File No.: 333-38756
Prospectus Supplement dated October 26, 2000)
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                             BANK ONE CORPORATION
                          MEDIUM-TERM NOTES, SERIES C

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
Date of Issue: February 9, 2001   [ ] Fixed Rate       [ ] Commercial Paper Rate Note     [ ] LIBOR Reuters
               -----------------  [X] Senior           [ ] Federal Funds Rate Note        [X] LIBOR Telerate
Maturity Date: June 16, 2003      [ ] Subordinated     [ ] CD Rate Note                   [ ] Prime Rate Note
               -----------------  [ ] CMT Rate Note    [ ] LIBOR Note                     [ ] Treasury Rate Note
                                                                                          [ ] Other
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CUSIP: 06422NFH4
       -------------------

Principal Amount: $100,000,000.00
                  -------------------------

Issue Price (As a Percentage of Principal Amount): 100%
                                                   ------------------

Interest Rate/Initial Interest Rate: Not Available
                                     ------------------------

Interest Payment Dates: 14th of March, June, September, December
                        -------------------------------------------------------

Interest Reset Dates: 14th of March, June, September, December
                      -------------------------------------------------------

Index Maturity: 30 days for the first Interest Payment Period (February 14,
                -----------------------------------------------------------
                2001 to March 14, 2001) and thereafter 90 days.
                -----------------------------------------------

Designated CMT Maturity Index:
                               -------------------------------

Designated CMT Telerate Page:
                              -------------------------------

Spread: +23 Basis Points
        --------------------------

Spread Multiplier: None
                   --------------

Minimum Interest Rate: None
                       --------------

Maximum Interest Rate: None
                       --------------

Interest Payment Period: Initial period of February 14, 2001 to March 14, 2001.
                         ------------------------------------------------------
                         Second period of March 14, 2001 to June 14, 2001 and
                         ----------------------------------------------------
                         quarterly thereafter, up to but excluding the interest
                         ------------------------------------------------------
                         payment date.
                         -------------

Interest Rate Reset Period: February 14, 2001 to March 14, 2001. March 14, 2001
                            ---------------------------------------------------
                            to June 14, 2001 and quarterly thereafter, up to
                            ------------------------------------------------
                            but excluding the interest payment date.
                            ----------------------------------------

Redemption Date(s) or Period: None
                              --------------

Optional Repayment Date(s): None
                            --------------

Calculation Agent (If Applicable): Bank One, NA
                                   ----------------------

Additional Terms:
Short first Interest Payment Period. The interest rate for the first Interest Payment Period (February 14, 2001 to March 14, 2001) will be based upon one month LIBOR (30 day Index Maturity). Thereafter, Interest Payment Periods will use the three month LIBOR rate (90 day Index Maturity).

This Pricing Supplement may be used by Banc One Capital Markets, Inc. ("BOCM"), a wholly owned subsidiary of the issuer, in connection with offer and sales related to secondary market transactions in the Notes. BOCM may act as principal or agent in such transactions. Such sales will be made at prices related to the prevailing market prices at the time of sale.